UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 22, 2015

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34992	20-2735523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.	350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2015, the Board of Directors of the Company appointed Christopher Lee as Chief Financial Officer, effective September 1, 2015. From November 21, 2014 until his appointment as Chief Financial Officer, Mr. Lee was the interim Chief Financial Officer of the Company. In connection with Mr. Lee’s appointment, his new annual salary will increase to 3,311,000 New Taiwan dollars. Mr. Lee will also receive a restricted stock unit award for 25,000 shares of LEDS common stock upon vesting, 25% of the restricted stock units will vest on September 1 in each of 2016, 2017, 2018 and 2019, and will become fully vested upon a change in control.

The remaining information regarding Mr. Lee is provided in Item 5.02 of the Current Report on Form 8-K filed by the Company on November 26, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 27, 2015

SemiLEDs Corporation

	By:	/s/ Christopher Lee

	Name:	Christopher Lee

	Title:	Interim Chief Financial Officer